                                                                   EXHIBIT 10.14

                           LOAN AND SECURITY AGREEMENT

       THIS LOAN AND SECURITY AGREEMENT is entered into as of this 16th day of June, 1986, by and among S.T. Research Corporation, a Virginia corporation with its principal office at 8419 H. Terminal Road, Newington, Virginia 22122 ("S.T. Research"), Creative Circuits, Inc., a North Carolina corporation having its principal office at 2407 East Kivett Drive, High Point, North Carolina 27260 ("Creative Circuits") and Consolidated Leasing Co., Inc., a Virginia corporation having its principal office at 8419 H. Terminal Road, Newington, Virginia 22122 ("Consolidated Leasing") (S.T. Research, Creative Circuits and Consolidated Leasing shall collectively be referred to as the "Borrower"), and SOVRAN BANK, N.A., a national banking association having its principal office at Twelfth and Main Streets, Richmond, Virginia 23261 ("Bank").

       In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

       ARTICLE 1. LOANS.

       1.1. Revolving Credit Loan. Subject to the terms and conditions set forth in Article 3 hereof, Bank will from time to time, during the period from June 16, 1986 (the "Closing Date") until February 28, 1988, (the "Ending Date"), make advances ("the Revolving Credit Loan") to Borrower in such amounts as Borrower shall request by submission of a Borrowing Base Certificate in the form of the certificate attached hereto as Exhibit A, provided that the maximum outstanding aggregate principal amount of all such advances shall not at any time exceed an amount which is equal to the lesser of (a) the Borrowing Base minus the outstanding principal balance of the Term Loan (as defined in Section 1.3), and
(b) Two Million and N0/100 Dollars ($2,000,000) (the "Commitment"). Under the Revolving Credit Loan, Borrower may borrow, repay, and reborrow, subject to the above maximum outstanding aggregate principal amount limitation. The Revolving Credit Loan shall be evidenced by a promissory note of Borrower (the "Revolving Credit Note"), dated the Closing Date and in substantially the form of the promissory note attached hereto as Exhibit B (the terms and provisions of which Revolving Credit Note are incorporated herein by reference), and shall be secured as hereinafter set forth.

       For purposes of this Agreement; (a) "Borrowing Base" means an amount as computed monthly, equal to (i) ninety percent (90%) of Eligible Billed Government Accounts; plus (ii) eighty percent (80%) of Eligible Nongovernment Accounts; plus (iii) fifty percent (50%) of Eligible Unbilled Government Accounts (to a maximum of $750,000.00); (b) "Eligible Billed Government Accounts" means the net amount of billed Government Accounts of S.T. Research and Creative Circuits for work completed, at one hundred percent (100%) of face value after eliminating therefrom (i) all billed Government Accounts which are more than ninety (90) days past due under the original terms of payment, and (ii) all Government Accounts arising under Government Contracts which contain an express prohibition against assignment; and after deducting from the aggregate face amount of the remaining Government Accounts all retainages, payments, adjustments, and credits applicable thereto, and all amounts due thereon considered by Dank to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the products or goods giving rise thereto, insolvency of the Government Account debtor, disputes, or otherwise, all as determined by Bank in its sole discretion from time to time, which determination shall be final and binding upon S.T. Research and Creative Circuits; provided, however, that if any Customer of S.T. Research or Creative Circuits has more than fifty percent (50%) of the Customer's dollar value of accounts with S.T. Research or Creative Circuits more than ninety (90) days past due, then none of that Customer's accounts with S.T. Research or Creative Circuits shall be considered Eligible Billed Government Accounts; (c) "Eligible Nongovernment Accounts" means the net amount of billed Nongovernment Accounts of S.T. Research and Creative Circuits for work completed, at one hundred percent (100%) of face value after eliminating therefrom all billed Nongovernment Accounts which are intercompany (i.e., due from a Subsidiary) Nongovernment Accounts or which are more than ninety (90) days past due under the original terms of payment; and after deducting from the aggregate face amount of the remaining Nongovernment Accounts all retainages, payments, adjustments, and credits applicable thereto, and all amounts due thereon considered by Bank to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss, or damage of or to the products or goods giving rise thereto, insolvency of the Nongovernment Account debtor, disputes, or otherwise, all as determined by Bank in its sole discretion from time to time, which determination shall be final and binding upon S.T. Research and Creative Circuits; provided, however, that if any Customer of S.T. Research or Creative Circuits has more than fifty percent (50%) of that Customer's dollar value of Nongovemment Accounts with S.T. Research or Creative Circuits more than ninety (90) days past due, then none of that Customer's Nongovemment Accounts with S.T. Research or Creative Circuits shall be considered Eligible Nongovernment Accounts; (d) "Eligible Unbilled Government Accounts" means the net amount of unbilled Government Accounts of S.T Research and Creative Circuits, Inc. for work completed, at one hundred percent (100%) of face value after eliminating therefrom all Government Accounts arising under Government Contracts which contain an express prohibition against assignment; and after deducting from the remaining unbilled Government Accounts all retainages, payments, adjustments and credits applicable thereto, and all amounts due thereon considered by Bank to be difficult to collect or uncollectible by reason of return, rejection, repossession, loss or damage of or to the products or goods giving rise thereto, insolvency of the Government Account debtor, disputes or otherwise, all as determined by Bank in its sole discretion from time to time which determination shall be final and binding upon S.T Research and Creative Circuits, Inc.; provided, however, that if any Customer of S.T. Research or Creative Circuits has more than fifty percent (50%) of the Customer's dollar value of billed accounts with S.T. Research or Creative Circuits more than ninety (90) days past due, then none of that

Customer's unbilled accounts with S.T. Research or Creative Circuits shall be considered an Eligible Unbilled Government Account; (e) "Government Accounts" means all Accounts (as defined in Section 6.1 hereof) arising out of any Government Contract; (f) "Government Contracts" means all contracts with the United States Government or with any agency thereof, and all amendments thereto;
(g) "Nongovemment Accounts" means all Accounts other than Government Accounts; and (h) "Customer" means any governmental entity (federal, state, county, municipal, or the like) or business entity (corporation, association, partnership, sole proprietorship, or the like) to which S.T. Research or Creative Circuits provides goods or services for compensation; provided, however, that certain individual agencies of the United States Government and certain branches of certain major corporations, as determined by Bank in its sole discretion, shall be treated as Customers in their own right, separate and distinct from other such agencies or branches (whichever is applicable) and from the United States Government or the corporation (whichever is applicable) of which they are a part.

       1.3. Term Loan. Subject to the terms and conditions set forth in Article 3 hereof, on the C1osing Date Bank will make a term loan (the "Term Loan") to Borrower in the principal amount of Six Hundred Fifty Thousand and No/100 Dollars ($650,000.00), said Term Loan to be for a fixed term of four (4) years commencing on the Closing Date, to be evidenced by a promissory note of Borrower (the "Term Note"), dated the Closing Date and in substantially the form of the promissory note attached hereto as Exhibit C (the terms and provisions of which Term Note are incorporated herein by reference), and to be secured as hereinafter set forth. The closing of the Term Loan (the "Closing") shall be held on the Closing Date at the offices of Hogan, & Hartson, 8300 Greensboro Drive, Suite 1100, McLean, Virginia 22102, or at such other time or place as may be agreed upon by the parties.

       1.4. Use of Loan Proceeds. The proceeds of the Revolving Credit Loan and the Term Loan (the "Loans") shall be used only to finance the performance of Borrower's Government Contracts and the acquisition of Borrower's capital assets, and for Borrower's short term working capital purposes.

       1.5. Additional Fee. Borrower agrees to pay Bank an additional fee which shall be based on the net collected balances in Borrower 's non-interest bearing demand deposit accounts maintained with Bank, as hereinafter referred to in this
Section 1.5, after deduction for (a) all costs and expenses customarily assessed by Bank in connection with deposits into, withdrawals from, and the maintenance of such accounts, (b) items deposited into Borrower's accounts but not yet collected by Bank, and (c) required reserves, all as determined in accordance with Bank's standard system of analysis for similar accounts (all such net collected balances hereinafter referred to as "Free Balances"). The fee provided for in this Section 1.5 (the "Free Balances Deficit Fee") shall be determined as follows. If the average daily amount (the "Actual Average") of the Free Balances during any calendar quarter (or applicable portion thereof), from the date of this Agreement until any and all amounts payable under the Notes (as hereinafter defined) and under this Agreement are paid in full, shall be less than an amount (the "Required Average") equal to five percent (5%) of the amount of the Commitment, then the Free Balances Deficit Fee shall equal the product obtained by multiplying: (i) a fraction, the numerator of which is the number of calendar days during such quarter (or applicable portion thereof) and the denominator of which is 360, by (ii) the product determined by multiplying [the average interest rate applicable to the Notes during such quarter] by the amount of the difference between the required Average and the Actual Average. Borrower shall pay such Free Balances Deficit Fee, computed as aforesaid, within ten (10) Business Days (as defined in Section 8.14 hereof) following receipt by Borrower from Bank of a statement of the amount of such fee applicable to the preceding calendar quarter (or applicable portion thereof). It is understood and agreed that nothing in this Agreement shall be deemed to require Borrower to maintain balances in non-interest bearing demand deposit accounts with Bank and that, but for the obligation of Borrower set forth in this Section 1.5, Borrower and Bank would have agreed to a higher rate of interest with respect to the Notes. Borrower acknowledges that at its request the interest rate on the Notes is based on its agreement that it will either maintain balances in such demand deposit accounts or in lieu thereof pay said Free Balances Deficit Fee, its determination that the interest provisions of this Agreement as supplemented by the obligation of Borrower set forth in this Section 1.5 represent an arrangement more advantageous than the interest rate which would be charged without payment of such additional fee or credit for the maintenance of balances in such demand deposit accounts, and its election to have the interest rate established on the basis of the payment of such additional fee or the maintenance of balances in such demand deposit accounts.

       ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF BORROWER.

       In order to induce Bank to enter into this Agreement and to make the Loans, Borrower hereby makes the following representations and warranties to Bank, which representations and warranties shall survive the execution and delivery hereof and of the Revolving Credit Note and the Term Note (the "Notes").

       2.1. Corporate Authority. Each of S.T. Research, Creative Circuits and Consolidated Leasing (a) is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in all jurisdictions where its activities or ownership of property require such qualification, and (c) has the full and unrestricted power and authority, corporate and otherwise, to own, operate, and lease its properties, to carry on its business as currently conducted, to execute and deliver and perform this Agreement, the Notes, and any other instruments or agreements executed pursuant hereto or thereto (this Agreement, the Notes, and such other instruments and agreements hereinafter collectively referred to as the "Loan Documents"), to incur the obligations provided for herein and therein, and to perform the transactions contemplated hereby and thereby (including, without limitation, the creation of a first lien and security interest in favor of Bank in the Collateral (as defined in Section 6.1 hereof), all of which have been duly and validly authorized by all proper and necessary action (all of which actions are in full force and effect).

       2.2. Approvals. No approval, consent or other action by the stockholders of Borrower, by any governmental authority or by any other person or entity is or will be necessary to permit the valid execution, delivery or performance by Borrower of this Agreement or any of the other Loan Documents.

       2.3. Binding Effect, No Violations. Each of the Loan Documents, upon its execution and delivery, will constitute a legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. The execution, delivery, and performance of the Loan Documents will not (a) violate, conflict with, or constitute a default under, any law, regulation, order or any other requirement of any court, tribunal, arbitrator, or governmental authority, any terms of the Articles or Certificate of Incorporation or Bylaws of Borrower, or any contract, agreement or other arrangement binding upon or affecting Borrower or any of its properties, or (b) result in the creation, imposition or acceleration of any indebtedness or any mortgage, pledge, lien, charge, reservation, covenant, restriction, security interest, or other encumbrance (an "Encumbrance") of any nature upon, or with respect to, Borrower or any of its properties.

       2.4. Litigation. Except as set forth in Exhibit D attached hereto, there is no claim, litigation, proceeding, or investigation pending, threatened or reasonably anticipated against or affecting Borrower, its properties or business, this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, before or by any court, tribunal, arbitrator, or governmental authority.

       2.5. Title to Assets. As of the date hereof, Borrower has good, valid, and marketable title to all of its properties and assets (whether real or personal), and there exist no Encumbrances on any of Borrower's properties or assets, including, without limitation, the Collateral (as defined in Section 6.1 hereof), other than those set forth in Exhibit E attached hereto. All personal property of Borrower is in good operating condition and repair, and is suitable and adequate for the uses for which it is being used. All inventory of Borrower consists of items which are good and merchantable and of a quality and quantity presently usable or salable in the ordinary course of business. Upon the execution and delivery of this Agreement, and upon the filing of financing statements as referred to in Section 6.5 hereof and/or the taking by Bank of possession of the Collateral on or prior to the date hereof, as the case may be, Bank will have a good, valid, and perfected first lien and security interest in the Collateral, subject to no Encumbrance in favor of any other person or entity.

       2.6. Loan Application. The statements made and the documents (including the financial statements of Borrower for the periods ending September 30, 1985 and March 31, 1985) delivered by Borrower to Bank in connection with its application for the Loans and in connection with this Agreement and the other Loan Documents are true, correct and complete in all material respects; omit no material facts and are not misleading, and present fairly the condition (financial or otherwise) of Borrower.

       2.7. No Change. No change in the business, operations, properties or condition (financial or otherwise) of Borrower, or any other event, has occurred since the date of the most recent balance sheet submitted to Bank by Borrower as described in Section 2.6 hereof, which change might adversely affect the ability of Borrower to perform or comply with all terms, conditions, and agreements to be performed or complied with by Borrower under this Agreement or under any of the other Loan Documents, or to perform the transactions contemplated hereby and thereby.

       2.8. Taxes. Borrower has filed all tax returns and reports required by any governmental authority to be filed by Borrower, and such returns and reports are true and correct. Borrower has paid all taxes, assessments, and other government charges imposed upon it or its income, profits or properties, or upon any part thereof, other than those presently payable without penalty or interest.

       2.9. No Default. No Event of Default, (as defined in Section 7.1 hereof), and no event which with notice, lapse of time or other condition would constitute an Event of Default, has occurred and is continuing.

       2.10. Compliance with Laws. Borrower has complied and is in full compliance with all applicable laws, regulations, orders, and other requirements of any governmental authority or arbitrator, and with all terms of Borrower's Articles or Certificate of Incorporation and Bylaws and each agreement or other arrangement binding upon or affecting Borrower or any of its properties.

       2.11. Licenses and Contracts. All franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements, and contracts necessary to operate Borrower's business as it currently is being operated have been obtained, are in effect, and are free from challenge.

       ARTICLE 3. CONDITIONS PRECEDENT.

       3.l. Conditions Precedent to Term Loan. The obligation of Bank to make the Term Loan is subject to the satisfaction (in the sole judgment of Bank), at or before the Closing, of the following conditions precedent:

       3.1(a). Representation and Warranties: Compliance. All representations and warranties made by Borrower in or in connection with this Agreement or any of the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date. All of the agreements, terms, covenants, and conditions required by this Agreement to be complied with and performed prior to the Closing by Borrower shall have been complied with and performed. Borrower shall deliver a certificate dated the Closing Date executed by a duly authorized officer of Borrower certifying, in form and substance satisfactory to Bank, as to the foregoing matters.

       3.1(b). Documents. Borrower shall deliver to Bank copies of all documents requested by Bank, including a complete and correct copy of the Articles or Certificate of Incorporation of Borrower, as currently in effect, certified by the Secretary of State of its state of incorporation, a complete and correct copy of its Bylaws, as currently in effect, certified by Borrower's corporate secretary, a complete and correct copy of all resolutions of Borrower's Board of Directors authorizing the execution, delivery, and performance of this Agreement and of the other Loan Documents, certified by Borrower's corporate secretary, and appropriate certificates of incumbency for those officers of Borrower executing this Agreement or any of the other Loan Documents, certified by Borrower's corporate secretary.

       3.1(c). Executed Notes and Other Documents. Borrower shall deliver to Bank the fully executed Notes, and fully executed copies of all documents required by Bank with respect to the Collateral.

       3.1(d). Financing Statements. All Financing Statements deemed necessary by Bank under Article 6 hereof shall have been properly filed and shall be effective as required by Bank.

       3.l(e). Legal Opinion. Borrower shall deliver to Bank a favorable written opinion of Mark B. Sandground and Associates, counsel for Borrower, dated the Closing Date and addressed to Bank, substantially in the form of the opinion attached hereto as Exhibit F.

       3.2. Conditions Precedent to Revolving Credit Loan Advances. The obligation of Bank to make any Revolving Credit Loan advance is subject to the satisfaction (in the sole judgment of Bank), as of the date of such Revolving Credit Loan advance (the "Borrowing Date"), of the conditions precedent specified in Section 3.1 hereof (substituting "Borrowing Date" for "Closing Date" or "Closing" in Section 3.1(a), and including receipt by Bank of such update of the opinion of Borrower's counsel referred to in Section 3.1(e) as Bank may request and of a Borrowing Base Certificate dated the Borrowing Date and executed by a duly authorized officer or attorney-in-fact of Borrower).

       ARTICLE 4. AFFIRMATIVE COVENANTS OF BORROWER.

       Until all obligations of Borrower under this Agreement and the other Loan Documents are paid in full and performed, Borrower (and each of them) hereby covenants and agrees that it shall, except as provided in Section 4.13 and unless Bank otherwise consents in advance in writing;

       4.1. Payment of Notes. Punctually pay the principal of and interest on the Notes at the times and places and in the manner specified therein.

       4.2. Corporate Existence. Preserve, maintain, and keep in full force and effect its corporate existence in the jurisdiction of its incorporation.

       4.3. Corporate Rights and Franchises; Qualification; Orderly Conduct of Business. Preserve, maintain, and keep in full force and effect all franchises, licenses, permits, certificates, consents, approvals, authorizations, agreements, and contracts material to the operation of Borrower's business as it currently is being conducted, whether now existing or hereafter granted to or obtained by Borrower; qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its activities and ownership of property; continue to engage in a business of the same general type as now conducted by it; and conduct such business in an orderly, efficient, and regular manner consistent with the conduct of its business prior to the date of this Agreement.

       4.4. Taxes, Charges, and Obligations. Pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income, profits, properties or any part thereof, prior to the date on which penalties attach thereto, as well as all claims which, if unpaid, might become an Encumbrance upon any properties of Borrower, and pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of the indebtedness and other obligations of whatever nature of Borrower; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, claim, indebtedness or obligation so long as (a) the validity thereof is being contested by Borrower in good faith and by proper proceedings, (b) Borrower sets aside on its books adequate reserves therefor, and (c) in the case where any such tax, assessment, charge, claim or levy might become an Encumbrance upon any item of the Collateral or any part thereof, Borrower makes arrangements acceptable to Bank to secure the payment thereof.

       4.5. Maintenance of Property. Keep all property used or useful in its business, including, without limitation, the Collateral, in good repair, working order, and condition, and from time to time make all necessary or desirable repairs, renewals, and replacements thereof.

       4.6. Insurance. Maintain and keep in full force and effect, with financially sound and reputable insurance companies acceptable to Bank, insurance in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Borrower operates, all such insurance policies to be in form and substance satisfactory to Bank. Bank shall be named as an additional insured with Borrower on all policies insuring any of the Collateral, and the proceeds of all such insurance policies shall be payable to Bank directly and may be applied to payment of any unpaid obligations under the Loan Documents as Bank may direct.

       4.7. Contract Obligations. Perform in accordance with its terms every contract, agreement, or other arrangement to which Borrower is a party or by which it or any of its property is bound.

       4.8. Compliance with Laws. Comply with all applicable laws, regulations, orders, and other requirements of any court, tribunal, arbitrator, or governmental authority, non-compliance with which could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Borrower.

       4.9. Books and Records. Keep and maintain adequate and proper records and books of account, in which complete entries are made in accordance with generally accepted accounting principles consistently applied and in accordance with all laws, regulations, orders, and other requirements of any court, tribunal, arbitrator, or governmental authority, reflecting all financial and other transactions of Borrower normally and customarily included in records and books of account of companies engaged in the same or similar businesses and activities as Borrower.

       4.10. Access to Borrower's Employees, Properties, and Books and Records. Permit

Bank and any agents or representatives thereof to visit and inspect the properties of Borrower, to examine and make abstracts from any of Borrower's books and records at any and all reasonable times and as often as the Bank or such agents or representatives may desire, and to discuss the business, operations, properties, and condition (financial or otherwise) of Borrower with any of the officers, directors, employees, agents or representatives (including, without limitation, the independent certified public accountants) of Borrower.

       4.11. Financial and Other Statements Furnish to Bank (a) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, the audited balance sheet of Borrower as of the end of such fiscal year and the related audited statements of income, changes in stockholders' equity and changes in financial position of Borrower for such fiscal year, all prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, and certified without qualification by an independent certified public accountant of recognized standing and acceptable to Bank; (b) as soon as available, and in any event within sixty (60) days after the end of each quarter of each fiscal year of Borrower, a balance sheet and related statement of income, changes in stockholders' equity, and changes in financial position of Borrower, as of the end of such quarter, certified by Borrower's chief financial officer as having been prepared in accordance with generally accepted accounting principles consistently applied; (c) not later than twenty (20) days after each calendar month end, a listing and aging of Borrower's Accounts (as defined in Section 6.l hereof) for that month; and (e) such additional information, reports or statements as Bank may from time to time reasonably request.

       4.12. Collateral. Execute, deliver, and file, or cause the execution, delivery, and filing of, any and all documents (including, without limitation, financing statements and continuation statements), necessary or desirable for Bank to create, perfect, preserve, validate, or otherwise protect a first lien and security interest in the Collateral; maintain, or cause to be maintained, at all times Bank's first lien and security interest in the Collateral; immediately upon learning thereof, report to Bank any reclamation, return or repossession of any goods forming a part of the Collateral, any claim or dispute asserted by any debtor or other obligor owing an obligation to Borrower, and any other matters affecting the value or enforceability or collectibility of any of the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein adverse to Bank, and pay all costs and expenses (including attorneys' fees and expenses) incurred in connection with such defense; at Borrower's sole cost and expense (including legal costs and attorneys' fees and expenses), settle any and all stock claims, demands, and disputes, and indemnify and protect Bank against any liability, loss or expense arising from any such claims, demands, or disputes or out of any such reclamation, return or repossession of goods forming a part of the Collateral; provided, however, that if Bank shall so elect, Bank shall have the right at all times to settle, compromise, adjust or litigate all claims and disputes directly with the debtor or other obligor owing an obligation to Borrower upon such terms and conditions as Bank deems advisable, and all costs and expenses thereof (including attorneys' fees and expenses) shall be made for the account of Borrower and shall constitute a part of the obligations owed to Bank and secured pursuant to this Agreement; and continue to maintain its places of business and its chief executive office only in the locations set forth in Exhibit G attached hereto.

       4.13. Financial Requirements. Borrower shall maintain the following financial position as determined on a consolidated basis (accounting for Consolidated Leasing on the equity method) in accordance with generally accepted accounting principles consistently applied: (a) a debt to net worth ratio of not greater than 3.5 to 1; (b) a ratio of net income (after taxes and interest expense) plus depreciation expense to the sum of all payments due within the next twelve months under long-term debt obligations of not less than 1.5 to 1;
(c) a ratio of net income (before interest expenses and taxes) to interest expenses of not less than 2 to 1; and (d) a ratio of current assets to current liabilities of not less than 1.3 to 1. For purposes of this Section 4.13: (a) "current assets" means all assets of Borrower (determined on a consolidated basis) which would be classified, in accordance with generally accepted accounting principles consistently applied, as current assets of a corporation conducting a business the same as or similar to the business conducted by Borrower; (b) "current 1iabilities" means all liabilities of Borrower (determined on a consolidated basis) which would be classified, in accordance with generally accepted accounting principles consistently applied, as current liabilities of a corporation conducting a business the same as or similar to the business conducted by Borrower; (c) "net worth" means the excess of total assets over total liabilities of Borrower (determined on a consolidated basis), total assets and total liabilities to be determined in accordance with generally accepted accounting principles consistently applied; (d) "debt" means any and all liabilities of Borrower (determined on a consolidated basis) which would be classified, in accordance with generally accepted accounting principles consistently applied, as liabilities of a corporation conducting a business the same as or similar to the business conducted by Borrower, and all indebtedness secured by any Encumbrance to which any property of Borrower is subject; (e) "long-term debt obligations" means all debt of Borrower (determined on a consolidated basis) which does not become due and payable in full within twelve
(12) months; (f) "net income (before interest expenses and taxes)" for any period means the net income of Borrower (determined on a consolidated basis) during such period, determined in accordance with generally accepted accounting principles consistently applied for such period taken as a single accounting period, plus the interest expenses and income taxes of Borrower for such period;
(9) "net income (after taxes and interest expense) plus depreciation expense" for any period means the net income of Borrower (determined on a consolidated basis) during such period after the payment of income taxes and interest expenses for such period, plus depreciation expenses of Borrower for such period, as determined in accordance with generally accepted accounting principles consistently applied for such period taken as a single accounting period.

       4.14. Notice of Default and Loss. Give immediate notice to Bank upon the occurrence of any Event of Default or event which with notice or lapse of time or otherwise would constitute an Event of Default and of any loss or damage to any of the Collateral.

       ARTICLE 5. NEGATIVE COVENANTS OF BORROWER.

       Until all obligations of Borrower under the Loan Documents are paid in full and performed, Borrower (and each of them) hereby covenants and agree: that it shall not, unless Bank otherwise consents in advance in writing (which consent in the case of Section 5.6 shall not be unreasonably withheld):

       5.1. Indebtedness and Contingent Obligations. Create, incur, assume, or suffer to exist any indebtedness, or agree to assume, guarantee, endorse or otherwise in any way be or become responsible or liable, directly or indirectly, for any Contingent obligation, except for (a) indebtedness under the Loan Documents; (b) indebtedness or contingent obligations existing on the date hereof and reflected in the financial statements referred to in Section 2.6 hereof; or (c) indebtedness incurred in the normal course of business and payable by its terms within one (1) year after the incurrence thereof, provided Borrower would be in compliance with Section 4.13 hereof after giving effect thereto. For purposes of this Agreement, "contingent obligation" means, as to any entity, any obligation of such entity guaranteeing or in effect guaranteeing any indebtedness, leases, dividends or other obligations (" primary obligations") of any other entity (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such entity, whether or not contingent: (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure the owner of such primary obligation against loss in respect thereof; provided, however, that the term "contingent obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

       5.2. Encumbrances. Create, incur, assume or suffer to exist any Encumbrance upon any of its properties or assets (including, without limitation, the Collateral), whether now owned or hereafter acquired, except for those Encumbrances set forth in Exhibit E attached hereto provided, however, that none of the encumbrances set forth in Exhibit E which secure obligations reflected in the financial statements referred to in Section 2.6 hereof may be spread to cover other or additional indebtedness or property of Borrower; and provided, further, however, that Borrower may enter into equipment lease transactions, which, unless Bank provides prior written consent (which consent shall not be unreasonably withheld), shall not involve total payments over the term of the lease in excess of $25,000 in any one such transaction or $250,000 in the aggregate for all such transactions;

       5.3. Fundamental Chances. Amend its Articles or Certificate of Incorporation by any amendment which would adversely affect Borrower's ability to perform or comply with any of the terms, conditions or agreements to be performed or complied with by Borrower hereunder or to perform any of the transactions contemplated hereby, change its name, consolidate or merge with any other corporation, or purchase, lease or otherwise acquire all or substantially all of the assets of any other entity, including shares of stock of other corporations, except that Borrower may own notes and other receivables acquired in the ordinary course of business.

       5.4. Transfer of Assets. Sell, lease, assign, pledge or otherwise dispose of any of its properties or assets (including, without limitation, the Collateral), whether now owned or hereafter acquired, except in the ordinary course of business and for fair market value.

       5.5. Investments. Make or commit itself to make any advance, loan or capital contribution to, or other investment in, any other person or entity except for investments in bank deposits and other securities issued by banks, short-term securities of the United States of America or any agency thereof, and such other investments as Bank shall approve.

       5.6. Repurchase of Securities. Purchase, redeem or otherwise acquire any of its own capital stock or purchase, acquire, redeem, retire, or make any payment on account of the principal of any indebtedness of Borrower, except at the stated maturity of such indebtedness, except where payment is required by mandatory sinking fund or prepayment provisions relating thereto, and except payments with respect to the indebtedness created by this Agreement.

       5.7. Dividends. Declare or pay any dividends (other than stock dividends) on its capital stock.

       5.8. Use of Proceeds. Use, or allow the use of, the proceeds of the Loans for any purpose which would cause this Agreement to violate Regulations G, U, T, or X of the Board of Governors of the Federal Reserve System; for any purpose other than "business purposes" within the meaning of Section 6.1-330.44 of the Code of Virginia (1950); or for any purpose other than that specified in Section
1.4 hereof.

       5.9 Other Agreements. Enter into any agreement or undertaking containing any provision which would be violated or breached by Borrower's performance of its obligations under the Loan Documents.

       ARTICLE 6. SECURITY.

       6.1. Collateral. As security (a) for the punctual payment of the principal of the Notes, together with the interest and premium, if any, thereon, including all advances thereunder, and all modifications, renewals, extensions, and re-amortizations thereof or any part thereof, however evidenced, (b) for the punctual payment of all other sums and interest, if any, thereon, becoming due or payable to Bank under the provisions hereof or of any other Loan Document or any other agreement or document executed in connection with the transactions contemplated hereby or thereby, including, without limitation, any future advances, (c) for the punctual payment of any and all other indebtedness of Borrower to Bank now existing or hereafter incurred, matured or unmatured, direct or contingent, and whether or not such other indebtedness is related to the transactions contemplated by this Agreement or was contemplated by Borrower or Bank on the date hereof, including. without limitation, any extension, renewal, modification, or re-amortization of said indebtedness, and (d) the due performance and observance by Borrower of all of the covenants, conditions and other provisions hereof and of the other Loan Documents and any other agreement or document executed in connection with the transactions contemplated hereby or thereby (all of the indebtedness and other obligations of Borrower described in this Section 6.1 being hereinafter referred to collectively as the "Obligations"), Borrower hereby grants to Bank a security interest (as that term is defined in the Uniform Commercial Code as in effect in Virginia on the date hereof) in, and assigns and pledges to Bank all of the following (the "Collateral"): (i) all receivables now owned or hereafter acquired by Borrower;
(ii) all equipment (including items of equipment which are or become fixtures) now owned or hereafter acquired by

Borrower; and (iii) any and all products and proceeds (including insurance proceeds) of the foregoing, including, without limitation, all Government Contracts and all related Government Accounts now owned or hereafter acquired by Borrower, and the proceeds (including insurance proceeds) thereof; provided, however, that Bank shall not have a security interest in any Government Contract of Borrower or in the related Government Account where the taking of such security interest would violate an express prohibition in such Government Contract. For purposes of this limitation, the fact that a Government Contract is subject to, or otherwise refers to, Title 31, S 3727 or Title 41, S 15 of the United States Code, as amended, shall not be deemed an express prohibition against assignment thereof. For purposes of this Agreement: "receivables" means accounts, chattel paper, documents, general intangibles, and instruments; and the terms "accounts," "chattel paper," "documents," "general intangibles," "instruments," "inventory," "fixtures" and "equipment" have the meanings ascribed to them in Article 9 of the Uniform Commercial Code as in effect in the Commonwealth of Virginia on the date hereof. The terms "Accounts" and "accounts" as used in this Agreement mean "accounts" as defined in this Section 6.1.

       6.2. Assignment of Payments Under Certain Government Contracts and Government Accounts. On the Closing Date, and thereafter upon Bank's request, Borrower agrees to execute and deliver to Bank specific assignments, in substantially the form of the Assignment attached hereto as Exhibit H, of payments under those Government Contracts described on Exhibit I (and the related Government Accounts of Borrower) and under those Government Contracts (and the related Government Accounts of Borrower) which call for total payments of more than One Million and No/100 Dollars ($1,000,000), for the purpose of better evidencing Bank's security interest therein. Payments on Government Contracts or Government Accounts which have been specifically assigned to Bank by means of a direct assignment, as provided for in this Section 6.2, shall be made directly to the operating account of Borrower at Bank and shall be credited to payment of the Revolving Credit Loan within one (1) Business Day (as defined in Section 8.14) after receipt.

       The separate assignment of specific Government Contracts to Bank, as contemplated under this Section 6.2, shall not be deemed to limit Bank's security interest to those particular Government Contracts and the related Government Accounts, but rather Bank's security interest shall, as stated above, extend to any and all Government Contracts and the related Government Accounts and proceeds thereof, now or hereafter owned or acquired by Borrower, other than those which expressly prohibit assignment.

       6.3 Copies of Government Contracts. Borrower will furnish to Bank, at the request of Bank, a copy of each Government Contract of Borrower in which Bank has a security interest and a copy of each amendment thereto or modification thereof which changes the price of such contract or the amount funded to pay for such contract, except to the extent that furnishing such copies may be prohibited by government security regulations.

       6.4. Certain Rights of Bank. Bank shall have the right, but not the obligation, to pay any taxes or levies on the Collateral or any costs to repair or to preserve the Collateral, which payment shall be made for the account of Borrower and shall constitute a part of the obligations owed to Bank and secured pursuant to this Agreement.

       6.5. Financing Statements. At the request of Bank, Borrower will join with Bank in executing financing statements, continuation statements, and other documents with respect to the Collateral pursuant to the Uniform Commercial Code and otherwise, in form satisfactory to Bank, and Borrower will pay the cost of filing the same in all public offices wherever Bank deems filing to be necessary or desirable. Borrower grants Bank the right, at Bank's option, to file any or all such financing statements, continuation statements, and other documents pursuant to the Uniform Commercial Code and otherwise, without Borrower's signature, and irrevocably appoints Bank as Borrower's attorney-in-fact to execute any such statements and documents in Borrower's name and to perform all other acts which Bank deems appropriate to perfect and continue the security interests conferred by this Agreement.

       6.6. No Release. No injury to, or loss or destruction of, any item of the Collateral shall relieve Borrower of any obligation under this Agreement or under any of the other Loan Documents.

       ARTICLE 7. EVENTS OF DEFAULT AND REMEDIES.

       7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder: (a) Borrower shall fail to pay, when due, any sum payable under the Notes; or (b) any representation or warranty made by or on behalf of Borrower herein or in any other Loan Document shall prove to have been incorrect or misleading or breached in any respect on or as of any date as of which made; or (c) Borrower shall at any time fail to observe, satisfy or perform any of the covenants or agreements contained in Article 4 or 5 hereof; or (d) Borrower shall fail to observe or perform any other term, covenant or agreement contained in this Agreement or in any other Loan Document to be observed or performed on its part; or (e) Borrower shall default in the payment of principal of or interest on any indebtedness (other than the Notes) or shall default in the payment of any contingent obligation, or shall default in the observance or performance of any other agreement contained in any instrument or agreement evidencing, securing, or relating to any indebtedness or contingent obligation of Borrower; or (f) any Event of Default under any of the Loan Documents shall occur; or (g) a decree or order for relief of Borrower shall be entered by a court of competent jurisdiction in any involuntary case involving Borrower under any bankruptcy, insolvency, or similar law now or hereafter in effect, or a receiver, liquidator, or other similar agent for Borrower or for any substantial part of Borrower's assets or property shall be appointed, or the winding up or liquidation of Borrower's affairs shall be ordered, or any action by any creditor (other than Bank) of Borrower preparatory to or for the purpose of commencing any such involuntary case, appointment, winding up or liquidation shall be taken; or (h) Borrower shall commence a voluntary case under any bankruptcy, insolvency, or similar law now or hereafter in effect, or Borrower shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator or other similar agent for Borrower or for any substantial part of Borrower's assets or property, or Borrower shall make any general assignment for the benefit of creditors, or Borrower shall take any action preparatory to or otherwise in furtherance of any of the foregoing, or Borrower shall fail generally to pay its debts as such debts come due; or (i) one or more judgments or decrees shall be entered against Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $25,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (j) any material change in the business, operations, prospects, property, assets, or condition (financial or otherwise) of Borrower shall occur which adversely affects the ability of Borrower to meet and carry out its obligations under this Agreement or any of the other Loan Documents or to perform the transactions contemplated herein or thereby.

       7.2. Rights and Remedies of Bank. Upon the occurrence of any Event of Default, Bank may, at its option, exercise any one or more of the following rights and remedies: (a) declare the Commitment and Bank's obligation to make the Loans to be terminated, and declare the entire unpaid principal amount of the Notes, all interest accrued and unpaid thereon, and all other accounts payable under this Agreement and the other Loan Documents to be accelerated, and to be immediately due and payable, whereupon the Notes, all such accrued interest, and all such amounts shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any of the other Loan Documents to the contrary notwithstanding; (b) take possession or control of, store, lease, operate, manage, sell or otherwise dispose of all or any part of the Collateral; (c) notify all parties under the contracts and accounts forming all or any part of the Collateral to make any payments due to Borrower from such parties directly to Bank; (d) in Bank's own name, or in the name of Borrower, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such contracts and accounts; (a) endorse as the agent of Borrower any chattel paper, documents, or instruments forming all or any part of the Collateral; (f) make formal application for the transfer of all of Borrower's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Borrower's business to Bank or to any assignee of Bank or to any purchaser of any of the Collateral; (g) take any other action which Bank deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (h) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Bank under other provisions of this Agreement, under the Notes, under any of the other Loan Documents, or provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Virginia).

       7.3. Application of proceeds. Any proceeds from the collection or sale or other disposition of the Collateral shall be applied in the following order of priority: First, to the payment of all expenses of collecting, storing, leasing, operating, managing, selling, or disposing of the Collateral, and to the payment of all sums which Bank may be required or may elect to pay, if any, for taxes, assessments, insurance, and other charges upon such Collateral or any part thereof, and of all other payments which Bank may be required or authorized to make under any provision of this Agreement or of any other Loan Document (including in each such case legal costs and attorneys' fees and expenses); Second, to the payment of all obligations under this Agreement, the Notes, and the other Loan Documents and to the payment of all other obligations; and Third, to the payment of any surplus then remaining to Borrower, unless otherwise provided by law or directed by a court of competent jurisdiction; provided that Borrower shall be liable for any deficiency if the proceeds are insufficient to satisfy all of the Obligations.

       ARTICLE 8. MISCELLANEOUS PROVISIONS

       8.1. Additional Actions and Documents. Borrower shall take or cause to be taken such further actions, shall execute, deliver, and file or cause to be executed, delivered, and filed such further documents and instruments, and shall obtain such consents as may be necessary or as Bank may reasonably request in order fully to effectuate the purposes, terms, and conditions of this Agreement and the other Loan Documents, whether before, at or after the closing of transactions contemplated hereby and thereby or the occurrence of an Event of Default hereunder.

       8.2. Expenses. Borrower shall, whether or not the transactions contemplated hereby shall be consummated, (a) reimburse Bank and save Bank harmless against liability for the payment of all out-of-pocket expenses arising in connection with the preparation, execution, delivery, administration or enforcement of or the preservation or exercise or any rights (including the right to collect and dispose of the Collateral) under, this Agreement or any of the other Loan Documents, including, without limitation, the fees and expenses of counsel to Bank arising in such connection; and (b) pay, and hold Bank and each subsequent holder of the Notes harmless from and against, any and all present and future stamp taxes or similar document taxes or recording taxes and any and all charges with respect to or resulting from any delay in paying, or failure to pay, such taxes.

       8.3. Notices. All notices, demands, requests, or other communications provided for herein or in the other Loan Documents shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telegram or hand delivery, addressed as follows:

                        (a)         If to Borrower:
                                    S.T. Research Corporation
                                    8419 H. Terminal Road
                                    Newington, Virginia 22122
                                    Attention:  Robert Bower

                        with a copy (which shall not constitute notice) to:

                                    Mark D. Sandground and Associates
                                    1025 Connecticut Avenue, N.W.
                                    Suite 1015
                                    Washington, D.C.  20036
                                    Attention: Mark B. Sandground

                                (b) If to Bank:
                                    Sovran Bank, N.A.

                                    8300 Greensboro Drive
                                    Suite 640
                                    McLean, Virginia  22102
                                    Attention: Paula G. Mahan

                        with a copy (which shall not constitute notice) to:

                                    Hogan & Hartson
                                    8300 Greensboro Drive
                                    Suite 1100
                                    McLean, Virginia  22102
                                    Attention: Duncan S. Klinedinst, Esq.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given served, sent or received for all purposes at such time as it is delivered to the addressee, (with the return receipt, the delivery receipt, or affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

       8.4. Severability. If fulfillment of any provision of the Loan Documents or performance of any transaction related thereto, at the time such fulfillment or performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in any Loan Document operates or would operate prospectively to invalidate any Loan Document, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein or therein contained, and the remainder of the Loan Documents shall remain operative and in full force and effect.

       8.5. Survival. It is the express intention and agreement of the parties hereto that all covenants, agreements, statement, representations, warranties, and indemnities made by Borrower in the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of all advances and extensions of credit thereunder.

       8.6. Waivers. No waiver by Bank of, or consent by Bank to, a variation from the requirements of any provision of the Loan Documents shall be effective unless made in a written instrument duly executed on behalf of Bank by its duly authorized officer, and any such waiver shall be limited solely to those rights or conditions expressly waived.

       8.7. Rights Cumulative. The rights and remedies of Bank described in any of the Loan Documents are cumulative and not exclusive of any other rights or remedies which Bank or the then holder of the Notes otherwise would have at law or in equity or otherwise. No notice to or demand on Borrower in any case shall entitle Borrower to any other notice or demand in similar or other circumstances.

       8.8. Entire Agreement; Modification; Benefit. This Agreement, the exhibits hereto, and the other Loan Documents constitute the entire agreement of the parties hereto with respect to the matters contemplated herein, supersede all prior oral and written agreements with respect to the matters contemplated herein, and may not be modified, deleted or amended except by written instrument executed by the parties. All terms of this Agreement and of the other Loan Documents shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Bank.

       8.9. Setoff. In addition to any right or remedies of Bank provided by law, upon the occurrence of any Event of Default hereunder, Bank is hereby irrevocably authorized, at any time or times without prior notice to Borrower, to set off, appropriate, and apply any and all deposits, credits, indebtedness or claims at any time held or owing by Bank to or for the credit or the account of Borrower, in such amounts as Bank may elect, against and on account of the obligations and liabilities of Borrower to Bank hereunder or under any of the other Loan Documents, whether or not Bank has made any demand for payment, and although such obligations and liabilities may be contingent or unmatured.

       8.10. Termination. This Agreement shall terminate upon payment in full of all amounts payable and performance of all other obligations owed by Borrower to Bank under this Agreement and under the other Loan Documents.

       8.11. Construction. This Agreement and the other Loan Documents, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (excluding the choice of law rules thereof). Each party hereto hereby acknowledges that all parties hereto participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against the other.

       8.12. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

       8.13. Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

       8.14. Payments. If any payment or performance of the Notes or of any of the other obligations under this Agreement or any of the other Loan Documents becomes due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day, and interest thereon (if applicable) shall be payable at the then applicable rate during such extension. For the purposes of this Agreement, "Business Day" means a day other than a

Saturday, Sunday or other day on which commercial banks in Virginia are authorized by law to close.

       8.15. Execution. To facilitate execution, this Agreement and any of the other Loan Documents may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement or any other Loan Document to produce or account for any particular number of counterparts; but rather any number of counterparts shall be sufficient so long as those counterparts contain the respective signatures of, or on behalf of, all of the parties hereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                             BORROWER:

ATTEST:                                      S.T. RESEARCH CORPORATION

/s/ Shirley D. Walker                        By: /s/ S.R. Perrino
----------------------------------               ------------------------------

/s/ Secretary                                /s/ President
----------------------------------           ----------------------------------
                                                          (Title)

and

ATTEST:                                      CREATIVE CIRCUITS, INC.

/s/ Shirley D. Walker                        By: /s/ S.R. Perrino
----------------------------------               ------------------------------

/s/ Secretary                                /s/ President
----------------------------------           ----------------------------------
         (Title)                                          (Title)

and

ATTEST:                                      CONSOLIDATED LEASING CO., INC.

/s/ Shirley D. Walker                        By: /s/ S.R. Perrino
----------------------------------               ------------------------------

/s/ Secretary                                /s/ President
----------------------------------           ----------------------------------
         (Title)                                          (Title)

                                             LENDER:

                                             SOVRAN BANK, N.A.

                                             By: /s/ Paula G. Mahan
                                                 ------------------------------

                                             Assistant Vice President
                                             ----------------------------------
                                                          (Title)

                                                                   EXHIBIT 10.14

               EIGHTH REVOLVING CREDIT NOTE MODIFICATION AGREEMENT

       THIS EIGHTH REVOLVING CREDIT NOTE MODIFICATION AGREEMENT is made as of the 30th day of September, 1998, by and between SENSYS TECHNOLOGIES INC., a Delaware corporation, (formerly known as S.T. Research Corporation, a Virginia corporation), with its principal office at 8419 H. Terminal Road, Newington, Virginia 22122 ("Borrower"), and NATIONSBANK, N.A. (formerly known as "NationsBank, N.A. (Carolinas)" and successor by merger to NationsBank, N.A., which was formerly known as "NationsBank of Virginia, N. A.," the successor by merger to Sovran Bank, N.A.), a national banking association ("Bank").

       WHEREAS, by a revolving credit note dated May 11, 1995, as modified by a First Revolving Credit Note Modification Agreement dated as of April 30, 1996, a Second Revolving Credit Note Modification Agreement dated as of December 30, 1996, a Third Revolving Credit Note Modification Agreement dated as of April 30, 1997, a Fourth Revolving Credit Note Modification Agreement dated July 29, 1997, a Fifth Revolving Credit Note Modification Agreement dated as of July 31, 1997, a Sixth Revolving Credit Note Modification Agreement dated as of October 23, 1997 and a Seventh Revolving Credit Note Modification Agreement dated as of June 30, 1998 (as modified, supplemented, amended and restated from time to time, collectively, the "Note"), the Borrower has become indebted to the Lender in the principal sum of $3,000,000 or so much thereof as has been or may be advanced pursuant to the terms and conditions of the Loan Agreement (as defined in the Note); and

       WHEREAS, the Note has matured and the Borrower has requested an extension of the maturity of the Note; and

       WHEREAS, the Lender has agreed to extend the maturity date of the Note in accordance with the terms set forth herein.

       NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

       That in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lender and the Borrower covenant and agree as follows:

       1. The Borrower acknowledges that the present principal balance of the
Note is due and owing, subject to the terms of repayment set forth in the Note, as amended hereby, without counterclaim, recoupment, defense or offset.

       2. All capitalized terms used herein but not defined shall have the meaning given to such terms in the Loan and Security Agreement dated June 16, 1986 by and between the Borrower and the Lender (as modified, supplemented, amended and restated from time to time, collectively, the "Loan Agreement").

       3. From and after the date hereof interest on the outstanding principal balance of the Note shall accrue and be payable at the Prime Rate plus one half of one percent (1/2%) per annum.

       4. The date "September 30, 1998" contained in paragraph 1 of the Note is hereby deleted and the date "February 28, 1999" is hereby inserted in its place.

       5. The terms, provisions and covenants of the Note are in all other respects hereby ratified and confirmed and remain in full force and effect.

       6. It is expressly agreed that the indebtedness evidenced by the Note has not been extinguished or discharged hereby. The Borrower and the Lender agree that the execution of this Agreement is not intended to and shall not cause or result in a novation with regard to the Note.

       WITNESS the signatures and seals of the Borrower and the Lender the day and year first above written.

WITNESS OR ATTEST:                           SENSYS TECHNOLOGIES INC.


/s/ Cindy J. Hruska                          By: /s/ R. R. Bower          (SEAL)
----------------------------------               -------------------------
                                                 Robert R. Bower
                                                 Chief Financial Officer


/s/ Cindy J. Hruska                          By: /s/ S. Kent Rockwell     (SEAL)
----------------------------------               -------------------------
                                                 S. Kent Rockwell
                                                 Vice Chairman and CEO


WITNESS:                                     NATIONSBANK, N.A.


/s/ Marilyn Johnson                          By: /s/ Douglas T. Brown     (SEAL)
----------------------------------               -------------------------
                                                 Douglas T. Brown
                                                 Vice President

               FOURTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

       THIS FOURTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT is entered into as of the 30th day of September, 1998 (this "Amendment"), by and between SENSYS TECHNOLOGIES INC., a Delaware corporation (formerly known as S.T. Research Corporation, a Virginia corporation), with its principal office at 8419 H. Terminal Road, Newington, Virginia 22122 ("Borrower"), and NATIONSBANK, N. A. (formerly known as "NationsBank, N.A. (Carolinas)" and successor by merger to NationsBank, N.A., which was formerly known as "NationsBank of Virginia, N. A.," the successor by merger to Sovran Bank, N.A.), a national banking association ("Bank").

                                   WITNESSETH:

       WHEREAS, Borrower, Creative Circuits, Inc., a North Carolina corporation ("Creative Circuits"), and Consolidated Leasing Co., Inc., a Virginia corporation ("Consolidated Leasing"), as borrowers, and Sovran Bank, N.A., a national banking association ("Sovran"), as lender, entered into a certain Loan and Security Agreement, dated as of June 16, 1986, (the "Original Loan Agreement"), pursuant to which Sovran agreed to make available a revolving line of credit to the Borrower, Creative Circuits and Consolidated Leasing and to make a term loan to the Borrower, Creative Circuits and Consolidated Leasing;

       WHEREAS, Creative Circuits and Consolidated Leasing have been merged with and into Borrower, with Borrower as the surviving corporation;

       WHEREAS, Borrower and Sovran have heretofore entered into (i) the Amendment to Loan and Security Agreement, dated as of September 1, 1991 (the "First Amendment"), and (ii) the Second Amendment to Loan and Security Agreement, dated as of December 31, 1991 (the "Second Amendment");

       WHEREAS, Sovran has previously merged with and into NationsBank of Virginia, N.A., with NationsBank of Virginia, N.A. as the surviving entity;

       WHEREAS, Borrower and Bank (as survivor, through merger, with Sovran) have heretofore entered into (i) the Third Amendment to Loan and Security Agreement, dated as of April 1, 1992 (the "Third Amendment"), (ii) the Fourth Amendment to Loan and Security Agreement, dated as of May 1, 1992 (the "Fourth Amendment"), (iii) successive letter agreements, (iv) the Fifth Amendment to Loan and Security Agreement, dated as of August 31, 1994 (the "Fifth Amendment"), (v) the Sixth Amendment to Loan and Security Agreement dated as of May 11, 1995 (the "Sixth Amendment"), (vi) the Seventh Amendment to Loan and Security Agreement dated as of April 30, 1996 (the "Seventh Amendment"), (vii) the Eighth Amendment to Loan and Security Agreement dated as of December 30, 1996 (the "Eighth Amendment"), (viii) the Ninth Amendment to Loan and Security Agreement dated as of April 30, 1997 (the "Ninth Amendment"), (ix) the Tenth Amendment to Loan and Security Agreement dated as of July 29, 1997 (the "Tenth Amendment"; (x) the Eleventh Amendment to Loan and Security

Agreement dated as of July 31, 1997 (the "Eleventh Amendment"); (xi) the Twelfth Amendment to Loan and Security Agreement dated as of October 23, 1997 (the "Twelfth Amendment") and (xii) the Thirteenth Amendment to Loan and Security Agreement dated as of June 30, 1998 (the "Thirteenth Amendment"); such letter agreements, together with the Original Loan Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment and the Thirteenth Amendment, the "Loan Agreement") for the purpose of extending the term of the Revolving Credit Loan (as defined in the Loan Agreement);

       WHEREAS, Borrower has been acquired by a public company known as Daedalus Corporation and has merged into such company and, as the surviving corporation has changed its name as noted in the opening paragraph of this Agreement;

       WHEREAS, the Borrower has requested that Bank amend the Loan Agreement to extend the maturity date of the Revolving Credit Loan; and

       WHEREAS, Bank is willing to extend the maturity date of the Revolving Credit Loan, subject to the terms and conditions hereof.

       NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged by Borrower, Borrower and Bank hereby agree as follows:

       1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

       2. Amendment of Section 1.1 of the Loan Agreement-Revolving Credit Loan. The first paragraph of Section 1.1 of the Loan Agreement is hereby amended by deleting such paragraph in its entirety and inserting the following paragraph in its place:

              "1.1. Revolving Credit Loan. Subject to the terms and conditions set forth in Article 3 of this Agreement, the Bank will from time to time from June 16, 1986 (the "Closing Date") until February 28, 1999 (the "Ending Date"), make advances (the "Revolving Credit Loan") to the Borrower in such amounts as Borrower shall request by submission of a Borrowing Base Certificate in the form of the certificate attached hereto as Exhibit A, provided that the maximum outstanding aggregate principal amount of all such advances and the Outstanding Letter of Credit Obligations (as hereinafter defined) shall not at any time exceed an amount which is equal to the lesser of (a) the aggregate of (i) the Borrowing Base and (b) Three Million Dollars ($3,000,000) (the "Commitment"). Under the Revolving Credit Loan, Borrower may borrow, repay, and reborrow, subject to the above maximum outstanding aggregate principal amount limitation. The Revolving Credit Loan shall be evidenced by a promissory note of Borrower (as amended, supplemented, modified or extended from time to time, the "Revolving Credit Note"), dated the Closing Date and in substantially the form of the promissory note attached hereto as Exhibit B (the terms and provisions of which Revolving Credit Note are incorporated herein by reference), and shall be secured as hereinafter set forth."

       3. Amendments of Section 4.13 of the Loan Agreement--Financial Requirements.

       (a) Clauses (a) and (b) of Section 4.13 of the Loan Agreement are hereby amended by deleting such clauses in their entirety and inserting the following clauses in substitution therefor:

              "(a) a debt to net worth ratio of not greater than 2.0 to 1.0; (b) a minimum tangible net worth of no less than $6,800,000 at any time up to and including February 28, 1999;" and

       (b) Clause (d) of Section 4.13 of the Loan Agreement is hereby amended by deleting such clause in its entirety and inserting the following clause in substitution therefor:

              "(d) a ratio of earnings before payment of interest, taxes, depreciation and amortization expense divided by (ii) the aggregate of interest expense, the current maturities of long term debt and the current payments under capitalized leases of not less than 1.5 to 1.0 measured as of the end of each fiscal quarter commencing September 30, 1998."

       4. Representations, Warranties Etc. Borrower hereby represents, warrants, acknowledges and agrees to and with Bank as follows:

       (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in good standing in every other state wherein the conduct of its business or the ownership of its property requires such qualification;

       (b) Borrower has the corporate power and authority to execute and deliver this Amendment and perform its obligations hereunder and has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of this Amendment;

       (c) The execution, delivery and performance by Borrower of this Amendment will not violate the terms of any instrument, document or agreement to which Borrower is a party, either individually or jointly, or by which Borrower or any of the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (without giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation or imposition of any lien upon any of the property or assets of Borrower;

       (d) The Loan Agreement, as heretofore amended and as amended by this Amendment, and each other Loan Document remains in full force and effect, and each constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms;

       (e) No consent or approval or authorization of any governmental authority, bureau or agency is required in connection with the execution, delivery or performance of this Amendment by Borrower or the validity and enforceability of this Amendment as to Borrower;

       (f) All of Borrower's representations and warranties contained in the Loan Agreement and the other Loan Documents are true and correct on and as of the date of Borrower's execution of this Amendment; and

       (g) No Event of Default and no event which, with notice, lapse of time or both would constitute an Event of Default, has occurred and is continuing under the Loan Agreement or the other Loan Documents which has not been waived in writing by Bank.

       5. Expenses. Borrower agrees to pay, immediately upon demand by Bank, all costs, expenses, attorneys' fees, and other charges and expenses actually incurred by Bank in connection with the negotiation, preparation, execution and delivery of this Amendment and any other instrument, document, agreement or amendment executed in connection with this Amendment.

       6. Existing Defaults. The Lender hereby waives defaults under Section
4.13 (d) (debt service coverage ratio) and Section 5.10 (Profitability) that existed prior to the execution of this Agreement; provided, however, that this Section shall not be deemed to waive any defaults under such sections after the date of this Agreement, or any other defaults arising out of noncompliance by the Borrower with the Financing Agreement, whether or not the events, facts or circumstances giving rise to such non-compliance existed on or prior to the date hereof.

       7. Defaults Hereunder. The breach of any representation, warranty or covenant contained herein or in any document executed in connection herewith, or the failure to observe or comply with any term or agreement contained herein or in any document executed in conjunction herewith, shall constitute an Event of Default under the Loan Agreement and Bank shall be entitled to exercise all rights and remedies it may have under the Loan Agreement, the other Loan Documents and applicable law.

       8. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not be deemed (a) to waive, amend or modify any term or condition of the Loan Agreement or the other Loan Documents, each of which (i) is hereby ratified, reaffirmed and reinstated; (ii) shall remain in full force and effect; and (iii) is incorporated herein by reference, nor (b) to serve as a consent to any matter prohibited by the terms and conditions thereof. This Amendment is supplemental to that certain Security Agreement dated as of February 24, 1989, that certain Security Agreement dated as of April 7, 1987, and that certain Security Agreement dated as of December 10, 1986, each of which is hereby ratified and reaffirmed and each of which secures the prompt payment and performance of the Obligations.

       9. No Claims, Offset. Borrower hereby represents, warrants, acknowledges and agrees to and with Bank that (a) Borrower neither holds nor claims any right of action, claim, cause of action or damages either at law or in equity, against Bank which arises from, may arise from, allegedly arise from, are based upon or are related in any manner whatsoever to the Loan

Agreement and the other Loan Documents or which are based upon acts or omissions of Bank in connection therewith, and (b) the Obligations are absolutely owed to Bank, without offset, deduction or counterclaim.

       10. Counterparts. This Amendment may be executed in any number of counterparts, and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which taken together will be deemed to be but one and the same agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the date first above written.


WITNESS:                                     NATIONSBANK, N.A.

/s/ Marilyn Johnson                          By: /s/ Douglas T. Brown     (SEAL)
----------------------------------               -------------------------
                                                 Douglas T. Brown
                                                 Vice President


WITNESS:                                     SENSYS TECHNOLOGIES INC.

/s/ Cindy J. Hruska                          By: /s/ R. R. Bower          (SEAL)
----------------------------------               -------------------------
                                                 Robert R. Bower
                                                 Chief Financial Officer


/s/ Cindy J. Hruska                          By: /s/ S. Kent Rockwell     (SEAL)
----------------------------------               -------------------------
                                                 S. Kent Rockwell
                                                 Vice Chairman and CEO